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                                                            Exhibit 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated April 9, 2001, included in this Form 10-K (which contains an explanatory paragraph regarding Nx Networks, Inc.'s ability to continue as a going concern), into Nx Networks, Inc.'s (formerly Netrix Corporation) previously filed Registration Statements on Form S-3 (File No. 333-96165), on Form S-8 (File No. 333-93343), on Form S-8 (File No. 333-93349), on Form S-3
(File No. 333-81109), on Form S-8 (File No. 333-22149), on Form S-3 (File No. 333-53901), on Form S-3 (File No. 333-42608), on Form S-3 (File No.
333-53852), and on Form S-8 (File No. 333-53844).


                                                ARTHUR ANDERSEN LLP


Vienna, Virginia
April 9, 2001